UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On July 24, 2018, CLS Holdings USA, Inc. (“we,” “us,” “our,” “CLS,” or “Company”) awarded Star Associates, LLC, a limited liability company owned by Andrew Glashow, a director of CLS, a cash payment in the amount of $250,000 and 700,000 restricted shares of CLS’ common stock in recognition of Mr. Glashow’s efforts, through Star Associates, in successfully assisting CLS in negotiating and obtaining the financing necessary to acquire Alternative Solutions, L.L.C.  The foregoing description of the award does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the bonus award letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02          Termination of a Material Definitive Agreement

On July 24, 2018, CLS and Mr. David Lamadrid, its President and Chief Financial Officer, mutually agreed to terminate the employment agreement dated December 1, 2017 between CLS and Mr. Lamadrid (the "Employment Agreement") effective July 13, 2018.  Mr. Lamadrid resigned as President and Chief Financial Officer effective as of July 13, 2018. The parties further agreed that neither party would have any further obligations under the Employment Agreement after such date.  CLS also agreed to release Mr. Lamadrid from his non-competition obligations under the Confidentiality, Non-Compete and Property Rights Agreement dated November 30, 2017 between the parties (the "Confidentiality Agreement").  The balance of the terms of the Confidentiality Agreement will remain in full force and effect.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2018, CLS announced the appointment of Frank J. Tarantino as its Chief Financial Officer, effective August 1, 2018.

Mr. Tarantino, age 59, was appointed to serve as our Chief Financial Officer commencing on August 1, 2018.  He has more than 10 years of executive management experience in private companies.  Mr. Tarantino was the Controller and Acting CFO of Ira Green Holdings, Inc., a manufacturer, distributor and retailer of insignia and tactical products to all branches of the U.S. military, during 2017.  Between 2015 and 2016, Mr. Tarantino served as the CFO at Duto Textiles, one of the largest dyers, printers, finishers and distributors of fabric and textile products in the United States.  From 2008 until 2015, Mr. Tarantino was COO/CFO of Wild Things, LLC, a manufacturer of extreme, cold weather clothing and climbing gear used primarily by elite mountain climbers and the US Military, where he managed all financial functions, all aspects of operations, assisted with the creation, development and production of the WT Tactical® military clothing layering system, developed and implemented the WT Tactical® fire retardant military clothing line, and implemented an operating system which resulted in the consolidation of all design, purchasing, production management and financial functions. Mr. Tarantino earned a Bachelor of Science in Business Administration with a double major in Accounting and Finance from Babson College and is a Certified Public Accountant. Between 1983 and 1986, he worked for the accounting firm of Coopers & Lybrand, now PricewaterhouseCoopers, in the audit division.

In connection with his employment, we awarded Mr. Tarantino 25,000 shares of our restricted common stock, which vests four months after the date he commences his employment with us.

Item 9.01          Financial Statements and Exhibits
(d)          Exhibits.
Exhibit No.	Description of Exhibit

10.1	Bonus Award Letter to Star Associates, LLC dated July 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: July 30, 2018	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Bonus Award Letter to Star Associates, LLC dated July 24, 2018.